Exhibit 99.2

June 14, 2021

To:	LinkDoc Technology Limited

Re:	The Listing of LinkDoc Technology Limited (the “Company”)

on the Nasdaq Global Select Market

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this legal opinion on the laws of the PRC. We have acted as your legal counsel on the laws of the PRC in connection with (i) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “ADSs”, each representing certain number of Class A ordinary shares of the Company), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) in relation to the Offering, and (ii) the proposed listing and trading of the Company’s ADSs on the Nasdaq Global Select Market.

海问律师事务所HAIWEN & PARTNERS

北京市海问律师事务所

地址：北京市朝阳区东三环中路5号财富金融中心20层（邮编100020）

Address：20/F, Fortune Financial Center, 5 Dong San Huan Central Road, Chaoyang District, Beijing 100020, China

电话(Tel): (+86 10) 8560 6888    传真(Fax)：(+86 10) 8560 6999    www.haiwen-law.com

北京BEIJING丨上海 SHANGHAI丨深圳 SHENZHEN丨香港 HONG KONG丨成都 CHENGDU

The following terms as used in this opinion are defined as follows:

“Control Agreements”	means the agreements set forth in Schedule II attached hereto.

“LinkDoc Information Technology”	means 零氪信息技术（北京）有限公司 (LinkDoc Information Technology (Beijing) Co., Ltd.), a company incorporated under the PRC Laws.

“LinkDoc Beijing”	means 零氪科技（北京）有限公司 (LinkDoc Technology (Beijing) Co., Ltd.), a company incorporated under the PRC Laws.

“M&A Rules”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (关于外国投资者并购境内企业的规定), which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Authorities”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC.

“PRC Companies”	means, collectively, the PRC-incorporated companies as set out in Schedule I attached hereto.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction of corporate records, agreements, documents and other instruments provided to us and such other documents or certificates issued or representations made by officials of government authorities and other public organizations and by officers and representatives of the Company as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals; (ii) the conformity to originals of all documents submitted to us as certified or reproduced copies; (iii) that all factual statements made in all documents are correct in all material respects; (iv) that all parties to the documents have full power and authority to enter into, and have duly executed and delivered, such documents; (v) that any document submitted to us remains in full force and effect up to the date of this opinion and has not been amended, varied, cancelled or superseded by any other document, agreement or action; and (vi) that, in response to our due diligence inquiries, requests and investigation for the purpose of this opinion, all the relevant information and materials that have been provided to us by the Company are true, accurate, complete and not misleading, and that the Company has not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company and/or other relevant entities and/or upon representations made by such persons in the course of our inquiry and consultation.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC. For the purpose of this opinion, the laws of the PRC do not include the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

Based on the foregoing and subject to any matters not disclosed to us, we are of the following opinion:

1.

Based on our understanding of the current PRC Laws (a) the ownership structure of the PRC Companies, both currently and immediately after giving effect to the Offering, does not and will not violate applicable PRC Laws currently in effect; (b) each of the Control Agreements is valid, binding and enforceable in accordance with its terms and applicable PRC Laws currently in effect, and will not violate any applicable PRC Laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the PRC Authorities will not take a view that is contrary to or otherwise different from our opinion stated above.

2.

The M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules. Based on our understanding of the PRC Laws, the Company is not required to obtain approval from the CSRC under the M&A Rules for listing and trading of the ADSs. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules;

3.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands;

4.

The statements set forth in the Registration Statement under the caption “Taxation – People’s Republic of China Taxation” insofar as such statements purport to constitute summaries of the matters of the PRC Laws, fairly reflect the matters purported to be summarized and are true and correct in all material respects and constitute our opinion on such matters; and

5.

To the best of our knowledge after due and reasonable inquiry, the statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Taxation—PRC”, “Business” and “Regulation”, in each case insofar as such statements purport to constitute summaries of the matters of the PRC Laws, fairly reflect the matters purported to be summarized and are true and correct in all material respects.

The PRC Laws referred herein are laws of the PRC currently in force and there is no guarantee that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

This opinion is intended to be used in the context which is specifically referred to herein and each section should be looked at as a whole and no part should be extracted and referred to independently. It is delivered in our capacity as the Company’s PRC legal counsel solely for the purpose of the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Haiwen & Partners

Haiwen & Partners

SCHEDULE I

List of PRC Companies

1.	LinkDoc Information Technology (Beijing) Co., Ltd.

(零氪信息技术（北京）有限公司)

2.	LinkDoc Investment (Tianjin) Co., Ltd.

(零氪投资（天津）有限公司)

3.	LinkDoc Intelligent Technology (Beijing) Co., Ltd.

(零氪智能科技（北京）有限公司)

4.	LinkDoc Technology (Beijing) Co., Ltd.

(零氪科技（北京）有限公司)

5.	LinkDoc Technology (Tianjin) Co., Ltd.

(零氪科技（天津）有限公司)

6.	LinkDoc Medical Intelligence Technology (Guangzhou) Co., Ltd.

(零氪医疗智能科技（广州）有限公司)

7.	Yinchuan LinkDoc Internet Hospital Co., Ltd.

(银川零氪互联网医院有限公司)

8.	LinkDoc Medical Technology (Tianjin) Co., Ltd.

(零氪医疗科技（天津）有限公司)

9.	Beijing Kuaima Internet Technology Co., Ltd.

(北京快马互联科技有限公司)

10.	Realworld Technology (Beijing) Co., Ltd.

(瑞尔沃德医药科技（北京）有限公司)

11.	LinkLab (Beijing) Medical Technology Co., Ltd.

(领博（北京）医疗科技有限公司)

12.	Beijing Lingce Intelligent Technology Center (Limited Partnership)

(北京领策智能科技中心（有限合伙）)

13.	LinkDoc Hebei Xiong’an Technology Co., Ltd.

(零氪河北雄安科技有限公司)

14.	Yike Technology (Shanghai) Co., Ltd.

(医氪科技（上海）有限公司)

15.	TriC Healthcare (Wuxi) Co., Ltd.

(树数愈疾医疗科技（无锡）有限公司)

16.	LinkDoc Intelligent Medical Technology (Tianjin) Co., Ltd.

(零氪智慧医疗科技（天津）有限公司)

17.	LinkDoc Technology (Xiamen) Limited.

(零氪科技（厦门）有限公司)

18.	Tianjin LinkDoc SaaS Clinic Co., Ltd.

(天津邻客云诊所有限公司)

19.	Beijing Hope Zhonghui Pharmaceutical Technology Co., Ltd.

(北京厚普众惠医药科技有限公司)

20.	Beijing Yingke Shengjie Intelligent Technology Center (Limited Partnership)

(北京盈氪盛捷智能科技中心（有限合伙）)

21.	Beijing Hope Pharmaceutical Technology Co., Ltd.

(北京厚普医药科技有限公司)

22.	Tianjin Hope Zhonghe Pharmaceutical Technology Co., Ltd.

(天津厚普众合医药科技有限公司)

23.	LinkDoc Biotechnology (Tianjin) Limited

(邻客生物科技（天津）有限公司)

24.	LinkDoc Kunming DTP Pharmacy Limited

(昆明邻客大药房有限公司)

25.	LinkDoc Haerbin Medical Limited

(哈尔滨邻客医疗有限公司)

26.	LinkDoc Jinan DTP Pharmacy Limited

(济南邻客大药房有限公司)

27.	LinkDoc Chengdu DTP Pharmacy Limited

(成都邻客大药房有限公司)

28.	LinkDoc Foshan DTP Pharmacy Limited

(佛山邻客大药房有限公司)

29.	LinkDoc Haerbin DTP Pharmacy Limited

(哈尔滨邻客大药房有限公司)

30.	LinkDoc Xi’an DTP Smart Pharmacy Limited

(西安邻客智慧大药房有限公司)

31.	LinkDoc Nanchang DTP Smart Pharmacy Limited

(南昌邻客智慧药房有限公司)

32.	LinkDoc Qingdao DTP Smart Pharmacy Limited

(青岛邻客智慧大药房有限公司)

33.	LinkDoc Nanjing DTP Smart Pharmacy Limited

(南京邻客智慧药房有限公司)

34.	LinkDoc Hangzhou DTP Smart Pharmacy Limited

(杭州邻客智慧药房有限公司)

35.	LinkDoc Shenyang DTP Pharmacy Limited

(沈阳邻客大药房有限公司)

36.	LinkDoc Wulumuqi DTP Pharmacy (Limited)

(乌鲁木齐邻客大药房(有限公司))

37.	LinkDoc Changsha DTP Smart Pharmacy Limited

(长沙邻客智慧大药房有限公司)

38.	LinkDoc Huhhot DTP Smart Pharmacy Limited

(呼和浩特邻客智慧大药房有限公司)

39.	LinkDoc Tianjin DTP Smart Pharmacy Limited

(天津邻客智慧大药房有限公司)

40.	Beijing LinkDoc Intelligent Medical Clinic Limited

(北京邻客智慧医疗诊所有限公司)

41.	LinkDoc Taiyuan DTP Smart Pharmacy Limited

(太原邻客智慧药房有限公司)

42.	LinkDoc Changchun Medical Limited

(长春邻客医疗有限公司)

43.	LinkDoc Chongqing Medical Limited

(重庆邻客道客医药有限公司)

44.	LinkDoc Shijiazhuang DTP Smart Pharmacy Limited

(石家庄邻客智慧药房有限公司)

45.	LinkDoc Jinan DTP Smart Pharmacy Limited

(济南邻客智慧大药房有限公司)

46.	LinkDoc Guiyang Pharmaceutical Industry Limited

(贵阳邻客药业有限公司)

47.	LinkDoc Changchun DTP Smart Pharmacy Limited

(长春邻客智慧药房有限公司)

48.	LinkDoc Zhengzhou DTP Smart Pharmacy Limited

(郑州邻客智慧大药房有限公司)

49.	LinkDoc Shanghai DTP Pharmacy Limited

(上海邻客大药房有限公司)

50.	LinkDoc Yinchuan DTP Clinic Limited

(银川邻客诊所有限公司)

51.	LinkDoc Yinchuan DTP Smart Pharmacy Limited

(银川邻客智慧大药房有限公司)

52.	LinkDoc Hefei DTP Pharmacy Limited

(合肥邻客大药房有限公司)

53.	LinkDoc Wuhan DTP Pharmacy Limited

(武汉邻客大药房有限公司)

54.	LinkDoc Fuzhou DTP Smart Pharmacy Limited

(福州邻客智慧大药房有限公司)

55.	LinkDoc Chongqing Medical DTP Pharmacy Limited

(上海邻客道客大药房有限公司)

56.	LinkDoc Dalian DTP Smart Pharmacy Limited

(大连邻客智慧药房有限公司)

57.	LinkDoc Chongqing Shengsheng DTP Pharmacy Limited

(重庆邻客昇昇药房有限公司)

58.	LinkDoc Beijing DTP Smart Pharmacy Limited

(北京邻客智慧大药房有限公司)

59.	LinkDoc Hainan DTP Smart Pharmacy Limited

(海南邻客智慧药房有限公司)

60.	LinkDoc Beijing DTP Pharmacy Limited

(北京邻客大药房有限公司)

61.	Guangzhou Nanwai DTP Pharmacy Limited

(广州市南外大药房有限公司)

62.	LinkDoc Lanzhou DTP Pharmacy Limited

(兰州邻客大药房有限公司)

63.	LinkDoc Chongqing DTP Pharmacy Limited

(重庆邻客大药房有限公司)

64.	LinkDoc Qinghai DTP Clinic Services Limited

(青海邻客诊所服务有限公司)

65.	LinkDoc Qinghai DTP Pharmacy Limited

(青海邻客大药房有限公司)

66.	LinkDoc Shenzhen DTP Smart Pharmacy Limited

(深圳邻客智慧大药房有限责任公司)

67.	LinkDoc Wuhan Western Medicine Clinic Limited

(武汉市邻客西医诊所有限公司)

SCHEDULE II

List of Control Agreements

(1)	Exclusive Consulting and Service Agreement dated April 2, 2021 by and between LinkDoc Information Technology and LinkDoc Beijing

(2)	Exclusive Purchase Option Agreement dated April 2, 2021 by and among the Company, LinkDoc Information Technology, LinkDoc Beijing, Zhang Tianze, Li Liping, Luo Ligang and Tang Peng

(3)	Equity Pledge Agreement dated April 2, 2021 by and among LinkDoc Information Technology, LinkDoc Beijing, Zhang Tianze, Li Liping, Luo Ligang and Tang Peng

(4)	Voting Rights Proxy Agreement dated April 2, 2021 by and among the Company, LinkDoc Information Technology, LinkDoc Beijing, Zhang Tianze, Li Liping, Luo Ligang and Tang Peng